Exhibit 10.47

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

AMENDMENT NO. 7

TO THE MASTER SERVICES AGREEMENT

BY AND BETWEEN

AMGEN INC. AND INTERNATIONAL BUSINESS MACHINES CORPORATION

This Amendment Number 7 (“Amendment”) is entered into effective as of August 17, 2011 (the “Amendment No 7 Effective Date”) by and between Amgen Inc. (“Company”) and International Business Machines Corporation (“Supplier”).

RECITALS

A.              Company and Supplier entered into that certain agreement titled “Master Services Agreement” effective as of October 22, 2008 pursuant to which Supplier is to provide certain information systems infrastructure related services (the “Original Agreement”).

B.              Thereafter, Company and Supplier entered into that certain document titled “Amendment No. 1 to the Master Services Agreement” dated January 23, 2009, pursuant to which [*].

C.              Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 4 to the Master Services Agreement” dated April 1, 2009, pursuant to which [*].

D.              Thereafter Company and Supplier entered into that certain document titled “Amendment Number 2 to the Master Services Agreement” dated July 17, 2009, pursuant to which [*].

E.              Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 3 to the Master Services Agreement” dated October 6, 2009, pursuant to which [*].

F.              Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 4 to the Master Services Agreement” dated May 1, 2009, pursuant to which [*].

G.              Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 5 to the Master Services Agreement” dated December 14, 2009, pursuant to which [*].

H.              Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 6 to the Master Services Agreement” dated September 23, 2010, pursuant to which [*].

I.  Company and Supplier desire, and are willing, to amend the Agreement as set forth herein.

NOW THEREFORE,  in consideration of the promises and mutual covenants set forth or referenced herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:

1.	DEFINITIONS

1.1	Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment and the defined terms of the Agreement, the definitions set forth in this Amendment shall control.

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2.	AMENDMENTS TO THE AGREEMENT

The amendments set forth below shall be effective beginning on the Amendment No 7 Effective Date, unless otherwise indicated.

2.1    Master Services Agreement.

2.1.1            Amendments to Article 1. Article 1 of the Agreement shall be amended as set forth below.

2.1.1.1 The following new defined terms are hereby added to Section 1.1:

“Amendment No 7 Effective Date. “Amendment No 7 Effective Date” means the effective date of Amendment Number 7 to this Agreement.

AHS Commencement Date. “AHS Commencement Date” shall mean the first date upon which all of the RT Commencement Dates for the following Transition Work Streams identified in Attachment 29-A to Exhibit 29 have occurred: AHS-Backup (#14), AHS – Data Center Operations (#15), AHS-Unix/VMWare/Cluster/Middleware/Web Hosting (#11), AHS – Storage (#10), AHS – Citrix/Windows (#12), AHS – Database Administration (#13).

ISM Bridge Services. “ISM Bridge Services” shall mean the Services performed pursuant to Exhibit 2.8 (ISM Bridge Statement of Work).

Reverse Transition Assigned Contracts. “Reverse Transition Assigned Contracts” means the Third-Party agreements to be assigned by Supplier to Company and identified in Exhibit 11.

Reverse Transition Transitioned Personnel. “Reverse Transition Transitioned Personnel” means Supplier Personnel who either accept an offer of employment with Company or whose employment is transitioned to Company pursuant to relevant ARD Laws (or equivalent in countries outside of the EU) and become employed by Company, in connection with the Reverse Transition or EUS/SD Reverse Transition.”

2.1.1.2 The defined terms and definitions below in Section 1.1 are each hereby amended and restated in their entirety as follows:

“Deliverables. “Deliverables” means any and all tangible work product, reports, data, specifications, designs, documents, correspondence, Software, documentation, and other materials, and other deliverables identified in an Order, including Transition Deliverables, Transformation Deliverables, Reverse Transition Deliverables, EUS/SD Reverse Transition Deliverables, Software Deliverables and Non-Software Deliverables.”

2.1.2           Amendments to Section 2.2.  The first sentence of Section 2.2 of the Agreement shall be deleted and replaced with the following language:

“On written notice from Company to Supplier no less than one hundred twenty (120) days prior to the expiration of the Initial Term or then-current Renewal Term, the Parties may mutually agree to extend the Term for one (1) year extensions (each a “Renewal Term”) on the terms and conditions (including the Charges) then in effect; provided, however, that, if Supplier fails to provide written response to such notice within thirty (30) days following receipt thereof, then Supplier shall be deemed to have agreed to extend the Term in accordance with the terms of this Section.”

2.1.3           Amendments to Section 2.3.  Section 2.3 of the Agreement shall be deleted and replaced with the following language:

“Section 2.3 Termination Charges.   Except as set forth in Section 29.7 (Termination/Expiration Assistance), upon expiration of the Initial Term or any Renewal Term, [*].   Section 29.2 (Termination for Convenience) sets forth the applicability of fees associated with Company’s termination for convenience.”

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2.1.4          New Section 3.6.  The following language shall be added to the Agreement as new Section 3.6:

“Section 3.6        Effect of Amendment Number 7. As of the Amendment No 7 Effective Date, Supplier shall not be obligated to provide the Services under this Article 3.”

2.1.5          Amendments to Section 4.1.  Section 4.1(A)(1) of the Agreement shall be deleted and replaced with the following language:

“(1)            the services, functions and responsibilities described in this Agreement, including (a) the services, functions, responsibilities and Deliverables described in Exhibit 2 (Statement of Work), (b) the services, functions and responsibilities relating to the Transition, including Transition Deliverables (and, if applicable, the Transformation, including Transformation Deliverables), (c) the services, functions and responsibilities relating to the Reverse Transition, including Reverse Transition Deliverables, (d) and the services, functions and responsibilities relating to the EUS/SD Reverse Transition, including the EUS/SD Reverse Transition Deliverables and (e) the Termination/Expiration Assistance.”

2.1.6          New Section 5.7.  The following language shall be added to the Agreement as new Section 5.7:

“Section 5.7        Effect of Amendment Number 7.   As of the Amendment No 7 Effective Date, Supplier shall not be obligated to provide the Services under this Article 5.”

2.1.7          Amendments to Section 7.1(A).   Section 7.1(A) of the Agreement shall be deleted and replaced with the following language:

“(A)          Supplier acknowledges that it is performing the Services in a multi-vendor environment and agrees that its responsibilities shall include cooperating with, assisting and, to the extent agreed by the Parties, leading and coordinating the efforts of, any third-party vendors providing services or products to Company relating to the Services (collectively, “Third Party Vendors”), which cooperation and assistance efforts shall include proactively communicating with Third Party Vendors regarding Services issues and providing guidance to Third Party Vendors with respect to Supplier’s and Company’s IT environment, and which leadership and coordination efforts shall include acting as the single point of intake and resolution for Third Party Vendors’ questions and issues and scheduling meetings for the discussion and exchange of information. Supplier further agrees to cooperate with Company and Third Party Vendors so as to allow such Third Party Vendors to provide any services (including services similar to the Services) or products related to the Services in an integrated and seamless manner without disruption to Company’s business or IT operations.”

2.1.8          Amendments to Section 8.1 (D).  Section 8.1 (D) of the Agreement shall be deleted and replaced with the following language:

“(D)          Supplier to take an assignment of any Assigned Contracts and Company to take an assignment of any Reverse Transition Assigned Contract pursuant to Section 12.2.”

2.1.9          Amendments to Section 8.5. The second sentence of Section 8.5 of the Agreement shall be deleted and replaced with the following language:

“If such alternative approaches are required for a period longer than sixty (60) days following (i) the Amendment No 7 Effective Date, with respect to Reverse Transition Assigned Contracts, or (ii) the Effective Date, with respect to all other Required Consents, the Parties shall utilize the Change Control Procedure to increase or decrease the Charges to offset any increase in the costs and expenses of one Party due to the other Party’s failure to obtain a Required Consent.”

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2.1.10          Amendments to Section 12.2.  The following language shall be added to the Agreement at the end of Section 12.2:

“Supplier shall assign to Company, and Company shall assume from Supplier, the Reverse Transition Assigned Contracts. Company shall pay directly, or reimburse Supplier if Supplier has paid, the charges and other amounts under any Reverse Transition Assigned Contract, where such charges are attributable to the periods on or after the applicable assignment date specified by Exhibit 11.”

2.1.11          New Section 12.3 (D).  The following language shall be added to the Agreement as a new Section 12.3 (D):

“(D)            Effect of Reverse Transition

Exhibit 11 sets forth the Managed Contracts that shall cease to be Managed Contracts in connection with the Reverse Transition, and, with respect to each such Managed Contract, the time when the management obligations for such Managed Contract shall transfer from Supplier to Company. With respect to each such Managed Contract, Supplier’s obligations under this Section shall terminate upon the transfer of the management of such Managed Contract from Supplier to Company in accordance with the Reverse Transition Plan.”

2.1.12 Amendments to Section 10.6.  Section 10.6 of the Agreement shall be deleted and replaced with the following language:

“Section 10.6      Measurement and Monitoring Tools.    Supplier shall, with respect to each Service Level, prior to the date that such Service Level takes effect, implement and test measurement and monitoring Tools and procedures acceptable to Company to measure and report Supplier’s performance of the Services against the applicable Service Levels; provided that, with respect to any Tools provided pursuant to the ISM Bridge Services and used to provide measurement and monitoring of any Service Level, Supplier’s responsibility to provide any such Tool shall not apply following termination of such ISM Bridge Services, except to the extent such measurement and monitoring is required pursuant to Exhibit 12 (Reports) following termination of such ISM Bridge Services. Such measurement and monitoring Tools and procedures shall permit reporting at a level of detail sufficient to verify Supplier’s compliance with the Service Levels. Supplier shall also provide Company with (i) on-line, real time access to the data used by Supplier to calculate its performance against the Service Levels and (ii) documentation relating to the measurement and monitoring tools and procedures utilized by Supplier to generate such data. Given the nature of Company’s multi-vendor environment, any such data may be shared by Company with Third Party Vendors, provided that such Third Party Vendors have executed appropriate non-disclosure agreements or are otherwise bound by confidentiality obligations. The use of any such data by the Third Party Vendors shall be limited to managing the provision and delivery of services, products and resources to Company and resolving any issues or problems relating to the provision and delivery of any such services, products or resources. Company shall not be required to pay any amount in addition to the Charges for (A) such measurement and monitoring Tools required to be supplied by Supplier under this Section or (B) any resources utilized in connection with such measurement and monitoring Tools.”

2.1.13 Amendments to Section 17.3. Section 17.3 of the Agreement shall be amended as set forth below.

2.1.13.1. The last sentence of Section 17.3(B) of the Agreement shall be deleted and replaced with the following language:

“Subject to Section 17.3(E), throughout the Term, Supplier shall be responsible for updating the Policies and Procedures Manual to ensure that it remains current and reflects any changes to the Services, Company’s IT environment, operations and business processes, and any changes or updates to the Policies and Procedures Manual shall be provided to Company for review, comment and approval.”

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2.1.13.2.  The following language shall be added to the Agreement as new Section 17.3(E):

“(E) The Parties acknowledge and agree that, as of the AHS Commencement Date, the responsibility to maintain the Policies and Procedures Manual shall be transferred from Supplier to Company. Following such date and throughout the remaining Term, Company shall be primarily responsible for the maintenance of the Policies and Procedures Manual and Supplier shall be responsible for supporting Company in such efforts, including supporting Company’s updating, maintaining and enforcing the Policies and Procedures Manual in connection with the Services. In addition, Supplier shall identify and suggest to Company any changes necessary and/or appropriate to be made to the Policies and Procedures Manual to ensure that it remains current with respect to the Services and that it reflects any changes to the Services or Company’s IT environment, operations and business processes relating to the Services. The transfer of the Policies and Procedures Manual shall not affect or diminish Supplier’s responsibilities with respect to compliance with, and support of, Company Policies. Supplier shall, to the extent not included in the Policies and Procedures Manual or other Company Policies, at the Company’s request (subject to Change Order Procedure for any such request reasonably requiring additional Supplier Personnel), develop, maintain and adhere to written policies and procedures for its Services describing (in a manner satisfactory to Company in its sole discretion) how Supplier shall perform its Services in compliance with the Policies and Procedures Manual and other Company Policies, including the details of integration with Company’s Tools and/or Systems.”

2.1.14 Amendments to Section 17.4. The last sentence of Section 17.4 of the Agreement shall be deleted and replaced by the following language:

“All changes to the Services shall be made in accordance with Change Control Procedure; provided that, any such changes to Services comprising the Reverse Transition shall be made in accordance with the change control procedure described in the Reverse Transition Plan.”

2.1.15 Amendments to Section 17.8. The phrase “and shall be included in the Policies and Procedures Manual” shall be deleted from second sentence of Section 17.8.

2.1.16    New Section 20.9. The following language shall be added to the Agreement as a new Section 20.9:

“Stale Invoices. Notwithstanding anything to the contrary in this Agreement, Supplier shall not invoice Company, and Company shall not be obligated to pay, any Charges that are not invoiced within one hundred and twenty days (120) days after the end of the month to which such Charges correspond and Supplier shall not be required to pay any credits (other than Service Level Credits) or reimbursements that are not identified by Supplier or Company within one hundred and twenty days (120) days after the end of the month to which such credits or reimbursements correspond. This provision does not apply to: (i) any formally disputed Charges, or any such credits or reimbursements which are subsequently reinvoiced pursuant to a settlement of the dispute; and (ii) Taxes for which either Party is responsible.”

2.1.17    Amendments to Section 21.1(B).  Section 21.1(B) of the Agreement shall be deleted and replaced with the following language:

“Upon Company’s request, the termination or expiration of this Agreement for any reason (including termination for cause) or, with respect to any particular Company Data, on such earlier date that the same shall be no longer required by Supplier in order to render the Services, such Company Data (including copies thereof) shall be promptly returned to Company by Supplier in a form reasonably requested by Company (subject to any particular form specified in Exhibit 2.8 (ISM Bridge Services)) or, if Company so elects, shall be destroyed by Supplier, all at no additional charge to Company.”

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2.1.18 Amendments to Section 21.2. Section 21.2 of the Agreement shall be amended as set forth below.

2.1.18.1 The first sentence of Section 21.2(B)(3) of the Agreement shall be deleted and replaced with the following language:

“Supplier shall at all times protect Company Systems that, pursuant to Exhibit 2, Supplier is responsible to monitor and/or control, through procedures and Tools deemed satisfactory by Company”

2.1.18.2 The first sentence of Section 21.2(C) of the Agreement shall be deleted and replaced with the following language:

“In the event of an attack or threatened or suspected intrusion or other breach of security against any Systems, Equipment and/or Software relating to the Services, Supplier shall, at its expense, and without limiting the Service Level obligations under this Agreement, take whatever steps are necessary to immediately protect such Systems, Equipment and/or Software and prevent any further breaches, including, to the extent Supplier is required under the Services to monitor access and control any such Systems, Equipment and/or Software: (1) preventing further access to the Systems, Equipment and Software from the source of the attack, (2) immediately backing up the affected Systems, Equipment, Software and Company Data, (3) enhancing defensive systems to prevent any similar breaches in the future, (4) contacting the ISP where the threat or attack originated and relevant law enforcement authorities, (5) investigating the extent of the damage, if any, (6) producing an incident report detailing Supplier’s findings and providing such report to Company, (7) providing supplemental monitor traffic from the attack source until risk of further attacks is deemed to be eliminated, and (8) temporarily disabling affected components of the Services, if warranted by the circumstances and with prior approval of Company, provided that such Services are reinstated as soon as the risk of further breaches is deemed to have been eliminated or adequate additional security measures have been implemented.”

2.1.19          Amendments to Section 23.2.  Section 23.2 of the Agreement shall be deleted and replaced with the following language:

“Section 23.2      Maintenance.  Supplier represents, warrants and covenants that it shall maintain the Systems (except to the extent Company is responsible for maintenance of any such System pursuant to Exhibit 4), Supplier Equipment and Supplier Software so that they operate in accordance with their specifications, including (A) maintaining Supplier Equipment in good operating condition, subject to normal wear and tear; (B) undertaking repairs and preventive maintenance on Supplier Equipment in accordance with the applicable Equipment manufacturer’s recommendations; and (C) performing Software maintenance in accordance with the applicable Software provider’s documentation and recommendations.”

2.1.20          Amendments to Section 25.1. Sections 25.1(L) and 25.1(M) of the Agreement shall be deleted and replaced with the following language:

“(L)             Any claim or action by, on behalf of, or related to, Affected Personnel or Supplier Personnel arising on or after the Effective Date, excluding, with respect to Reverse Transition Transitioned Personnel, any such claim or action arising following the date that such Personnel begins employment with the Company, including claims relating to employment or engagement, termination of employment or engagement, occupational health and safety, worker’s compensation, ERISA or arising under other Applicable Laws, and any representations, oral or written, made by Supplier to such Personnel [*];

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(M)       Any claims relating to any Transitioned Personnel and/or Reverse Transition Transitioned Personnel arising before, on or after the Effective Date arising from the acts or omissions of Supplier, or one of its Affiliates or in connection with a failure by Supplier to comply with ARD Laws or other Laws [*];”

2.1.21    Amendments to Section 25.2(D). Section 25.2(D) of the Agreement shall be deleted and replaced with the following language:

“(D)      Any claim or action by, or on behalf of, or related to the Transitioned Personnel and/or Reverse Transition Transitioned Personnel, in each case, arising from the acts or omissions of the Company, or one of its Affiliates, prior to the Effective Date or, with respect to Reverse Transition Transitioned Personnel, following the date such Personnel begin employment with Company, including claims relating to employment or engagement, occupational health and safety, worker’s compensation, ERISA or arising under other Applicable Laws [*];”

2.1.22    Amendments to Section 27.2 (A). Sections 27.2(A)(2) and (3) of the Agreement shall be deleted and replaced with the following language:

“(2)       to the extent set forth in Exhibit 2 (Statements of Work) update and test every six (6) months the operability of the DRP to ensure that the DRP is fully operational;

(3)         to the extent set forth in Exhibit 2 (Statements of Work), certify to Company at least once during every six (6) month period during the Term and the Termination/Expiration Assistance Period that the DRP is fully operational; and”

2.1.23    Amendments to Section 29.2.  The following language shall be added to the Agreement at the end of Section 29.2:

“Notwithstanding the foregoing, Company may terminate the End User Services Tower and the Service Desk Tower upon 30 days prior written notice without any liability or obligation to pay termination fees or Wind-down Expenses.”

2.1.24    Amendments to Section 29.6. Section 29.6 of the Agreement shall be amended by adding the phrase “Subject to Section 2.2,” at the beginning of the Section.

2.1.25    Amendments to Section 29.7(A). The first sentence of Section 29.7(A) of the Agreement shall be deleted and replaced with the following language:

“Commencing six (6) months prior to expiration of this Agreement or on such earlier date as Company may reasonably request, or commencing upon a notice of termination (including notice based upon default by Company) or of non-renewal of this Agreement, and continuing for a period of twelve (12) months following the effective date of termination or expiration of this Agreement (the “Termination/Expiration Assistance Period”) (as such effective date may be extended pursuant to Section 29.6), Supplier shall continue to provide to Company, or at Company’s request to one or more Company designees (i) the Services that were provided prior thereto and (ii) any reasonable cooperation requested by Company that may be required from Supplier to facilitate the transfer of the affected Services to Company or a third party service supplier, as applicable, or Company’s designee (“Termination/Expiration Assistance”); provided that, the Termination/Expiration Assistance under clause (i) of this paragraph shall only apply to Services under the Service Desk and End User Services Towers and ISM Bridge Services until June 30, 2012, after which any such Termination/Expiration Assistance shall be deemed to be a New Service and the Termination/Expiration Assistance under clause (ii) shall, following June 30, 2012 with respect to Services under the Service Desk and End User Services Towers and ISM Bridge Services, only be performed by Supplier Personnel remaining after such date.”

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2.1.26 Amendments to Section 29.7 (B). Section 29.7(B) of the Agreement shall be amended as set forth below.

2.1.26.1 The first sentence of Section 29.7(B) of the Agreement shall be deleted and replace with the following language:

“(B)          “Termination/Expiration Assistance” shall include, subject to Section 29.7(A), the obligation to continue to provide the Services, the assistance described in Exhibit 26 (Termination/Expiration Assistance) and the following:

(1)            Company or its designee shall be permitted to undertake, without interference from Supplier, to hire any Supplier Personnel primarily performing the Services as of the date Supplier receives notice of termination, or, in the case of expiration, within the six (6) month period (or longer period requested by Company) prior to expiration.”

2.1.26.2 Section 29.7(B)(3) of the Agreement shall be amended by inserting the following language at the beginning of the Section:

“Subject to Exhibit 4 (Pricing),”

2.1.27 Amendments to Section 30.13. The following language shall be added to the Agreement at the end of Section 30.13 of the Agreement:

“This Section shall not apply to any of Supplier’s employees solicited, sought for procurement and/or hired by Company in connection with the Reverse Transition and/or EUS/SD Reverse Transition; provided that, notwithstanding Section 29.7(B)(1), the hire date for any such employee shall not occur prior to the RT Commencement Date for the applicable Reverse Transition Services, except as otherwise mutually agreed by the Parties.”

2.1.28      New Article 31. The Parties hereby agree to add the following language to the Agreement as a new Article 31 of the Agreement:

“ARTICLE 31

REVERSE TRANSITION

Section 31.1        General.

(A)            Supplier shall plan, prepare for and conduct transition activities in accordance with the Reverse Transition Plan (the “Reverse Transition”). Supplier’s responsibilities with respect to the Reverse Transition shall include, subject to Exhibit 4 (Pricing), (i) paying all of costs associated with performing those tasks that are designated to be the responsibility of Supplier in the Reverse Transition Plan and (ii) performing such tasks as are required to enable Supplier to provide the Services, including following the Reverse Transition Completion Date.

(B)            Company shall perform those tasks that are designated to be the responsibility of Company in the Reverse Transition Plan.

(C)            Except as otherwise provided in Exhibit 4 (Pricing) or required for Company to complete those tasks which are designated to be the responsibility of Company in the Reverse Transition Plan, neither Supplier nor any of its Personnel shall charge the Company any fees, costs or expenses in connection with the Reverse Transition.

Section 31.2        Reverse Transition Plan. The Reverse Transition shall be conducted in accordance with a written plan (as such plan may be updated from time to time pursuant to the terms thereof, the “Reverse Transition Plan”) set forth in Exhibit 29 including all related documents attached thereto and/or referenced thereby (including Attachments 29-A, 29-B, 29-C and 29-D to Exhibit 29), describing the project scope, obligations, requirements and exit criteria for the in-sourcing of certain Services described therein.

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Section 31.3        Performance of the Reverse Transition.    Supplier shall perform the Reverse Transition in accordance with the Reverse Transition Plan and in such a manner so as to not disrupt Company’s IT and business operations (except to the extent that such disruption is identified in the Reverse Transition Plan or Supplier has otherwise provided Company with reasonable advance written notice of such disruption and Company has agreed in writing that such disruption is acceptable). Supplier shall provide all cooperation and assistance reasonably required and requested by Company in connection with Company’s evaluation and testing of any Deliverables provided pursuant to the Reverse Transition Plan (“Reverse Transition Deliverables”).

Section 31.4        Completion of the Reverse Transition.    The Reverse Transition shall not be considered to be complete until all exit criteria identified in the Reverse Transition Plan have been completed to Company’s satisfaction in its reasonable discretion and all Reverse Transition Deliverables have been Accepted by Company.

Section 31.5        Buy Out, Acceptance and Settlement Items.    Upon the Amendment No. 7 Effective Date, the terms of Exhibits 30-A (Buy-Out Items), 30-B (Settlements) and 30-C (Acceptance Items) shall apply.”

2.1.29 New Article 32. The Parties hereby agree to add the following language to the Agreement as a new Article 32 of the Agreement:

“ARTICLE 32

EUS/SD REVERSE TRANSITION

Section 32.1 General.

(A) Commencing on the Amendment No 7 Effective Date, the Parties shall plan, prepare for and conduct transition activities in accordance with the EUS/SD Reverse Transition Plan (the “EUS/SD Reverse Transition”).

(B) Each Party shall perform those tasks that are designated to be the responsibility of such Party in the EUS/SD Reverse Transition Plan.

(C) Company shall not incur any Charges, fees, costs or expenses from Supplier in connection with Supplier’s performance of its responsibilities under the EUS/SD Reverse Transition.

Section 32.2 EUS/SD Reverse Transition Plan.

(A)              General

The EUS/SD Reverse Transition shall be conducted in accordance with a written plan mutually agreed to by the Parties (the “EUS/SD Reverse Transition Plan”) which, at a minimum, shall include:

(1)	a detailed description of the IT operations being transitioned to Company from Supplier;

(2)	a detailed description of the EUS/SD Reverse Transition activities and responsibilities to be performed by Supplier, within the categories set forth on Exhibit 31;

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(3)	a detailed description of the deliverables (“EUS/SD Reverse Transition Deliverables”) and milestones (“EUS/SD Reverse Transition Milestones”) to be completed by Supplier;

(4)	a detailed description of any tasks that Company is required to complete in connection with the EUS/SD Reverse Transition;

(5)	a detailed description of the technology, methods, procedures, Supplier Personnel and organization that Supplier shall use to perform the EUS/SD Reverse Transition;

(6)

a detailed schedule and workplan of all EUS/SD Reverse Transition activities to be completed in connection with the EUS/SD Reverse Transition, including the dates on which each such activity and any EUS/SD Reverse Transition Milestones and EUS/SD Reverse Transition Deliverables shall be completed;

(7)	a detailed description of the potential risks associated with the EUS/SD Reverse Transition and the risk mitigation strategies that shall be employed by Supplier to eliminate or minimize such risks;

(8)

a process and set of standards and completion criteria acceptable to Company to which Supplier shall adhere in the performance of the EUS/SD Reverse Transition and that shall enable Company to determine whether Supplier has successfully completed the EUS/SD Reverse Transition activities and EUS/SD Reverse Transition Deliverables associated with each EUS/SD Reverse Transition Milestone; and

(9)	any other information and planning necessary to ensure that the EUS/SD Reverse Transition takes place on schedule and without disruption to Company’s business or IT operations.

(B)               Completion of the EUS/SD Reverse Transition Plan

The Parties shall jointly prepare the EUS/SD Reverse Transition Plan, which EUS/SD Reverse Transition Plan shall not be considered final until Accepted by Company. The Parties shall cooperate and work closely with each other in finalizing the EUS/SD Reverse Transition Plan and the final EUS/SD Reverse Transition Plan and any subsequent changes to the EUS/SD Reverse Transition Plan shall be subject to Change Control Procedure.

Section 32.2 Performance of the EUS/SD Reverse Transition.

(A) General

Supplier shall perform the EUS/SD Reverse Transition in accordance with the EUS/SD Reverse Transition Plan and in such a manner so as to not disrupt Company’s IT and business operations (except to the extent that Supplier has provided Company with reasonable advance written notice of such disruption and Company has agreed in writing that such disruption is acceptable). Supplier shall provide all cooperation and assistance reasonably required and requested by Company in connection with Company’s evaluation and testing of the EUS/SD Reverse Transition Deliverables.

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(B) EUS/SD Reverse Transition Managers

Each Party shall designate an individual to manage the EUS/SD Reverse Transition (the “EUS/SD Reverse Transition Manager”) on a dedicated basis during the EUS/SD Reverse Transition Period. The EUS/SD Reverse Transition Managers shall (1) serve as the single point of accountability for the EUS/SD Reverse Transition and (2) have day-to-day authority for ensuring that the EUS/SD Reverse Transition is completed in accordance with the EUS/SD Reverse Transition Plan.

(C) Meeting and Reporting Requirements

The EUS/SD Reverse Transition Manager shall meet on a regular, agreed upon, basis.

Section 32.3 Completion of the EUS/SD Reverse Transition.

The EUS/SD Reverse Transition shall not be considered to be complete until all exit criteria identified in the EUS/SD Reverse Transition Plan have been completed and all EUS/SD Reverse Transition Deliverables have been Accepted by Company.

[*]

3.	GENERAL TERMS

This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties. This Amendment, when read in conjunction with the Agreement (including all exhibits, attachments, and schedules thereto) constitutes the entire agreement between the Parties with respect to the subject matter of this Amendment and pursuant to the terms of this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Amendment. Unless any amendment set forth above expressly provides for a different effective date, as of the Amendment No 7 Effective Date, the terms and conditions set forth in this Amendment shall be deemed a part of the Agreement for all purposes. Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.

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IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Amendment to the Agreement.

AMGEN INC.	INTERNATIONAL BUSINESS MACHINES CORPORATION

Signature: /s/ Farryn Melton	Signature: /s/ John Lydon

Name: Farryn Melton	Name: John Lydon

Title: VP Sourcing, CPO	Title: Sr. Project Executive

Date: August 17, 2011	Date: August 16, 2011

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